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                                                                    EXHIBIT 99.1

          SIMULATIONS PLUS REPORTS RESULTS FOR FIRST FISCAL QUARTER OF
                                FISCAL YEAR 2004

       RECORD 1ST QUARTER REVENUES AND 8TH CONSECUTIVE PROFITABLE QUARTER

LANCASTER, CA, JANUARY 14, 2004 - Simulations Plus, Inc. (OTCBB: SIMU), the leading provider of ADME absorption simulation and neural net structure-to-property prediction software for pharmaceutical discovery and development, today reported its audited results for the fiscal first quarter ended November 30, 2003.

Momoko Beran, chief financial officer of Simulations Plus, stated, "Consolidated net sales set a new first quarter record, increasing $61,000, or 5.7%, to $1,139,000 in the first fiscal quarter of 2004 from $1,078,000 in the first fiscal quarter of 2003. Simulations Plus, Inc.'s sales from pharmaceutical and educational software increased approximately $136,000, or 26.8%; however, our Words+, Inc. subsidiary's sales decreased approximately $75,000, or 13.1%, for the quarter.

Ms. Beran continued, "In spite of increases in health insurance, investor relations expenses, and salaries and wages of about $103,000 and the lower sales in the Words+ business compared to the same period in fiscal year 2003, earnings for the first quarter were $47,000, or $0.01 per fully diluted share (based on 4,128,000 shares), as compared to $131,000, or $0.04 per fully diluted share (based on 3,431,000 shares), for the same period in fiscal year 2003. Shareholder equity at the end of the first quarter was $3,363,000, up 274% from $899,000 for the same period in fiscal year 2003. A portion of this increase was due to a net income tax benefit of $1,291,000 arising from the release of the valuation allowance in anticipation of full utilization of its net operating loss carryforward and certain tax credits. Subsequent to the end of the first quarter, the acquisition of the Say-it! SAM technologies in December 2003 added another $162,750 to shareholders' equity."

Walt Woltosz, chairman and chief executive officer, said, "The excellent news on the pharmaceutical software side was offset by the lower sales on the Words+ side of the business. We have taken steps through our recent acquisition of the Say-it! SAM technology and the new Say-it! SAM augmentative communication product, the recent introduction of our new U-Control III remote control system, and recently released improvements to our core Words+ software products to improve the Words+ business this fiscal year. Our pharmaceutical software and services business continues to grow at a very satisfying pace, and we continue to aggressively pursue additional large multi-year license agreements with major global pharmaceutical organizations."

ABOUT SIMULATIONS PLUS, INC.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. The Company has two other businesses, Words+, Inc. and FutureLab(TM), which are based on its proprietary software technologies. Simulations Plus, Inc, is headquartered in Southern California and trades on the OTCBB under the symbol "SIMU." For more information, visit our Web site at www.simulations-plus.com.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY OPERATING RESULTS. We have a long sales cycle because we generally need to educate potential customers regarding the use and benefits of our products and allow prospective customers a period of weeks or months to test and evaluate our products and services. The length of our sales cycle varies depending on the size and type and complexity of the customer contemplating a purchase, whether we have conducted business with a potential customer in the past and the size of the deal. On average, our sales cycle is about 6 months. In addition, these potential customers frequently need to obtain approvals from multiple decision makers prior to making purchase decisions, a process that has been further lengthened as a result of the current market conditions surrounding technology spending. Our long sales cycle, which can range from several weeks to several

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months or more, makes it difficult to predict the quarter in which sales will occur and increases our dependence on existing customer contracts. Delays in sales could cause significant variability in our revenues and operating results for any particular quarterly period.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: the ability of the Company to maintain its competitive advantage, the general economics of the pharmaceutical industry, the ability of the Company to attract and retain sufficient scientific and technical staff to sustain its R&D and customer support functions, the response in the augmentative communication market to the Company's new initiatives, and a sustainable market. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission.

                                Tables to follow



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                      SIMULATIONS PLUS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                November 30, 2003
                                   (Unaudited)

--------------------------------------------------------------------------------

                                     ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                       $   351,067
    Accounts receivable, net of allowance for doubtful accounts
       of $26,180 and present value discount of $30,513               1,281,720
    Inventory                                                           236,410
    Prepaid expenses and other current assets                            21,631
                                                                    ------------

           Total current assets                                       1,890,828

LONG TERM RECEIVABLES, net of present value discount of $29,165         270,835
CAPITALIZED COMPUTER SOFTWARE DEVELOPMENT COSTS,
    net of accumulated amortization of $1,847,166                       369,581
PROPERTY AND EQUIPMENT, net                                              74,621
DEFERRED TAX                                                          1,291,110
OTHER ASSETS                                                             10,890
                                                                    ------------

              TOTAL ASSETS                                          $ 3,907,865
                                                                    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                                $   174,046
    Accrued payroll and other expenses                                  283,906
    Accrued warranty and service costs                                   39,159
    Current portion of deferred revenue                                  11,416
    Other current liabilities                                             2,726
                                                                    ------------

       Total current liabilities                                        511,253

DEFERRED REVENUE                                                         28,547
OTHER LONG TERM LIABILITIES                                               5,451
                                                                    ------------

           Total liabilities                                            545,251
                                                                    ------------

SHAREHOLDERS' EQUITY
    Preferred stock, $0.001 par value
       10,000,000 shares authorized
       no shares issued and outstanding                                      --
    Common stock, $0.001 par value
       20,000,000 shares authorized
       3,439,374 shares issued and outstanding                            3,440
    Additional paid-in capital                                        4,696,676
    Accumulated deficit                                              (1,337,502)
                                                                    ------------

           Total shareholders' equity                                 3,362,614
                                                                    ------------

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 3,907,865
                                                                    ============



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
                      SIMULATIONS PLUS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Three Months Ended November 30,
                                   (Unaudited)

------------------------------------------------------------------------------------
                                                             2003            2002
                                                             ----            ----

NET SALES                                                $ 1,138,733    $ 1,077,515
COST OF SALES                                                351,746        332,798
                                                         ------------   ------------
GROSS PROFIT                                                 786,987        744,717
                                                         ------------   ------------

OPERATING EXPENSES
    Selling, general, and administrative                     605,823        502,881
    Research and development                                 143,393        109,598
                                                         ------------   ------------
       Total operating expenses                              749,216        612,479
                                                         ------------   ------------

INCOME FROM OPERATIONS                                        37,771        132,238
                                                         ------------   ------------

OTHER INCOME (EXPENSE)
    Interest income                                           20,487             15
    Interest expense                                            (366)        (1,540)
                                                         ------------   ------------
       Total other income (expense)                           20,121         (1,525)
                                                         ------------   ------------

INCOME BEFORE BENEFIT FROM (PROVISION FOR)
    INCOME TAXES                                              57,892        130,713

BENEFIT FROM (PROVISION FOR) INCOME TAXES
    Provision for income tax                                 (11,173)            --
    Change in valuation allowance                                 --             --
                                                         ------------   ------------
       Total benefit from (provision for) income taxes       (11,173)            --
                                                         ------------   ------------

NET INCOME                                               $    46,719    $   130,713
                                                         ============   ============

BASIC EARNINGS PER SHARE                                 $      0.01    $      0.04
                                                         ============   ============

DILUTED EARNINGS PER SHARE                               $      0.01    $      0.04
                                                         ============   ============

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
    BASIC                                                  3,417,202      3,408,331
                                                         ============   ============

    DILUTED                                                4,128,092      3,430,768
                                                         ============   ============

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